Exhibit 99.1

FOR IMMEDIATE RELEASE

Kaiser Aluminum Announces a 17 Percent Increase in Quarterly Dividend Payment
and a $75 Million Increase in Share Repurchase Authorization

FOOTHILL RANCH, Calif. -January 14, 2014 - Kaiser Aluminum Corporation (NASDAQ:KALU) today announced that its Board of Directors has declared a quarterly cash dividend of $0.35 per share representing a 17% increase over the prior quarter's dividend. The dividend will be payable on February 14, 2014 to shareholders of record as of the close of business on January 24, 2014.

The Board of Directors has also authorized an additional $75 million for share repurchases. Including the additional $75 million authorization, as of January 10, 2014, the total available for future share repurchases under the program was $116 million.

“The increases in our quarterly dividend and share repurchase authorization underscore our confidence in the long-term growth outlook of our business,” said Jack A. Hockema, President, CEO and Chairman. “Our prospects are excellent as we are well-positioned to capitalize on secular demand growth for aerospace and automotive applications. With strong cash flows and further growth potential from our existing platform, we are pleased to enhance returns to shareholders while continuing to maintain financial strength and flexibility to pursue other value-creating opportunities,” stated Mr. Hockema.

Company Description
Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company’s North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of its culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information
For more information, please visit the Company’s web site at www.kaiseraluminum.com. The web site includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s web site at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholders’ meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

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This press release contains statements based on management’s current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. These factors include: (a) changes in economic or aluminum industry business conditions generally, including supply, demand and credit conditions and conditions in the markets served by the Company, including aerospace, defense, general engineering, automotive, distribution and other markets; (b) the ability of the Company to maintain sustainable performance improvement and identify and successfully execute growth opportunities; (c) the impact of the Company's future earnings, financial condition, capital requirements and other factors on its ability to pay future dividends and any decision by the Company's board of directors in that regard; and (d) other risk factors summarized in the Company’s reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2012 and Form 10-Q for the quarter ended March 31, 2013. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Investor Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum Corporation
(949) 614-1757

Public Relations Contact:
Dave Quast
FTI Consulting
(213) 452-6348